UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – December 5, 2007

US Oncology Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE		20-0873619
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Appointment of Principal Officer

Glen Laschober has been hired by US Oncology, Inc. as Executive Vice President and Chief Operating Officer, effective January 2, 2008. From 2005 to 2007, Mr. Laschober was employed as Executive Vice President and Chief Operating Officer of Omnicare, Inc., a national provider of pharmaceutical services to senior citizens. From 2001 to 2005, Mr. Laschober was employed as Chief Operating Officer of CVS Corporation’s Pharmacare Division, its pharmacy benefit management and specialty pharmacy business. Mr. Laschober is 57 years old.

In connection with his appointment, Mr. Laschober entered into a one-year employment agreement providing for an annual salary of $450,000 and annual bonus as determined by the compensation committee of the Board of Directors of the registrant. Mr. Laschober’s employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, he shall be paid any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if he is terminated without cause, or if he terminates his employment for certain enumerated good reasons:

(1)	he will be paid any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which he earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by him for the full year prior to the year in which his termination occurs, and

(2)	he will be paid his base salary in effect for the year in which the termination occurred, plus the bonus earned by him for the full year prior to the year in which the termination occurred, for the longer of (i) twelve (12) months after the termination occurs or (ii) the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

(3)	If Mr. Laschober has worked for US Oncology for five (5) or more years prior to his termination, then he and his eligible dependents at the time of the termination will also be eligible to participate in our group health plans at his expense in an amount not to exceed the applicable group rate payable by us or our employees.

In addition, upon the effectiveness of his employment, he will receive shares of restricted common stock of the registrant and units under the registrant’s long term incentive plan, the terms of which are to be determined.

A press release regarding Mr. Laschober’s appointment is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit
99.1	Press Release dated December 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2007

US ONCOLOGY HOLDINGS, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel